Exhibit (g)(11)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

CITIBANK, N.A.

AND

EACH OF THE INVESTMENT COMPANIES

LISTED ON APPENDIX "A" THERETO

DATED AS OF April 24, 2013

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement")

A. Additional Custodians

Bank of New York FICASH

FITERM

B. Special Subcustodians

Subcustodian

Bank of New York Variable Rate Demand Notes

Chemical Bank, N.A. Variable Rate Demand Notes

Bankers Trust Company Variable Rate Demand Notes

NCNB National Bank of North Carolina Variable Rate Demand Notes

NationsBank of Virginia Variable Rate Demand Notes

C. Foreign Subcustodians

Country	Subcustodian	City	Postal Code	Central Depository Name	2nd Central Depository	3rd Central Depository
Argentina (1)	Citibank, N.A., Buenos Aires Branch	Buenos Aires	1036	Caja de Valores S.A. (CDV) (1)	Central de Registration y de Instrumentos de Endeamiento Publico (CRYL) (1)
Australia	Citigroup Pty. Limited	Melbourne	3000	Austraclear Ltd.	Clearing House Electronic Sub-Register System (CHESS)
Austria	Citibank, N.A., Milan Branch	Milan	20121	Oesterreichische Kontrollbank AG (OeKB)
Bahrain	Citibank, N.A., Bahrain Branch	Manama		Central Securities Depostory (CSD)	Bahrain Stock Exchange Clearing and Settlements Unit (CSU)
Bangladesh	Citibank, N.A., Bangladesh Branch	Dhaka	1212	Central Depository Bangladesh Limited (CDBL)
Belgium	Citibank International Plc., London Branch	London	E14 5LB	Euroclear Belgium	National Bank of Belgium (NBB)
Bermuda	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Bank Bermuda Limited	Hamilton	HM11	Bermuda Securities Depository (BSD)
Bosnia (1)	UniCredit Bank d.d.	Sarajevo	71000	Registry of Securities of the Federation of Bosnia & Herzegovina (Sarajevo CSD) (1)
Botswana	Standard Chartered Bank of Botswana Limited	Gaborone		Central Securities Depository Botswana (CSDB)	Bank of Botswana (BoB)
Brazil	Citibank, N.A., Sao Paolo Branch	Sao Paulo	SP01311-920	Companhia Brasileira de Liquidacao e Custodia (CBLC)	Central of Custody and Financial Settlement of Securities (CETIP)	Central Bank / Sestema Especial de Liquidacoa e Custodia (SELIC)
Bulgaria (1)	ING Bank Bulgaria N.V., Sofia Branch	Bulgaria	1408	Central Depository AD (CDAD)	Bulgarian National Bank's Government Securities Settlement System (BNB) (1)
Canada	Citibank Canada	Toronto	M5J 2M3	Canadian Depository for Securities Ltd. (CDS)
Chile	Banco de Chile	Santiago	755-0611	Deposito Central de Valores SA DCV
China	Citibank (China) Co., Ltd	Shanghai	200120	China Securities Depository and Clearing Corporation Limited (CSDCC)
*Clearstream (ICSD) / Luxembourg	Clearstream Banking	Luxembourg	L- 1855	Clearstream Banking (Luxembourg)
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Santa Fe de Bogota		Deposito Central de Valores (DCV)	Deposito Centralizado de Valores (DECEVAL)
Costa Rica	Banco BCT S.A.	San Jose	1000	Central de Valores (CEVAL)
Croatia	Privredna Banka Zagreb d.d.	Zagreb	10000	Sredisnje Klirinsko Depozitarno Drustvo, dionicko drustvo (SKDD d.d.)
Cyprus	Citibank International Plc, Greece Branch	Athens	10557	Central Depository and Central Registry (CDCR)
Czech Republic	Citibank Europe plc, organizacni slozka	Praha	166 40	The Czech National Bank's Registration and Settlement System	Centralni Depozitar cennych papiru, a.s. (Central Securities Depository Prague), CDCP
Denmark	Nordea Bank Danmark A/S	Taastrup	DK-2630	Vaerdipapircentralen (VP) / VP Securities A/S
Egypt (3)	Citibank, N.A., Cairo Branch	Garden City, Cairo	11511	Misr for Central Clearing, Depository and Registry (MCDR) (3)
Estonia	Swedbank AS	Tallinn	15040	Eesti Vaartpaberite Keskregister (EVK)
*Euroclear (ICSD)	Euroclear Bank s.a./n.v.	Brussels	B-1210	Euroclear S.A./N.V.
Finland	Nordea Bank Finland Plc.	Helsinki	FIN-00020	Euroclear Finland
France	Citibank International Plc., London Branch	London	E14 5LB	Euroclear France
Germany	Citigroup Global Markets Deutschland AG & Co. KgaA	Frankfurt	60323	Clearstream Banking Frankfurt (CBF)
Ghana (1)	Standard Chartered Bank of Ghana Limited	Accra		GSE Securities Depository (GSD)	Central Securities Depository (CSD) (1)
Greece (1)	Citibank International Plc., Greece Branch	Athens	10557	Hellenic Exchanges SA (HELEX)	Bank of Greece (BoG) (1)
Hong Kong	Citibank, N.A., Hong Kong Branch	Hong Kong		Central Money Market Unit (CMU)	Hong Kong Securities Clearing Company Limited (HKSCC)
Hungary	Citibank Europe plc Hungarian Branch Office	Budapest	H 1051	Központi Elszámolóház és Értéktár (Budapest) Zrt. (KELER)
Iceland (1)	Not Aplicable. Citbank is a direct member of Clearstream banking, which is an ICSD	Reykjavik	L- 1855	Icelandic Securities Depository Limited (ISD) (1)
India	Citibank, N.A., Mumbai Branch	Mumbai	400051	National Securities Depository Limited (NSDL)	Central Depository Services (India) Limited (CDSL)	Public Debt Office (PDO)
Indonesia	Citibank, N.A., Jakarta Branch	Jakarta	12910	Bank Indonesia Scripless Securities Settlement System (BI-SSSS)	Kustodia Sentral Efek Indonesia (KSEI)
Ireland	Citibank, N.A., London Branch	London	E14 5LB	Euroclear UK & Ireland Ltd
Israel	Citibank, N.A., Israel Branch	Tel Aviv	64739,	Tel Aviv Stock Exchange-Clearinghouse (TASECH)
Italy	Citibank, N.A., Milan Branch	Milan	20121	Monte Titoli SPA
Jamaica (3)	Scotia Investments Jamaica Limited	Kingston	10	Jamaica Central Securities Depository (JCSD) (3)	RTGS (Real Time Gross Settlement System) at the Bank of Jamaica (BoJ)
Japan	Citibank Japan Limited	Tokyo	100-6517	Bank of Japan (BOJ)	Japan Securities Depository Center (JASDEC)
Jordan	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Ltd.	Amman		Securities Depository Center (SDC)
Kazakhstan (1)	JSC "Citibank Kazakhstan"	Almaty	50010	Central Securities Depository (CSD) (1)
Kenya	Standard Chartered Bank Kenya Limited	Nairobi	00100	The Central Depository & Settlement Corporation Limited (CDSC)	Central Depository System (CDS) managed by the Central Bank of Kenya (CBoK) for Treasury bills and bonds
Korea	Citibank Korea Inc.	Seoul	100-180	Korea Securities Depository (KSD)
Kuwait	Citibank, N.A., Kuwait Branch	Kuwait City		Kuwait Clearing Company (KCC)
Latvia	Swedbank AB acting through its agent, Swedbank AS	Tallinn	15040	Latvian Central Depository (LCD
Lebanon (1)	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Ltd.	Beirut	1107 2080	Banque du Liban (BDL)(1)	MidClear (1)
Lithuania	Swedbank AB acting through its agent, Swedbank AS	Tallinn	15040	Central Securities Depository of Lithuania (CSDL)
Malaysia	Citibank Berhad	Kuala Lumpur	50450	Bank Negara Malaysia (BNM)	Bursa Malaysian Depository Sdn. Bhd.
Malta	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Malta Plc	Valletta	VLT 05	Central Securities Depository (CSD)
Mauritius	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Ltd.	Port Louis		The Central Depository and Settlement Company (CDS)	Bank of Mauritius (BOM)
Mexico	Banco Nacional de Mexico, S.A.	Santa Fe D.F	01210	S.D. Indeval, S.A (INDEVAL)
Morocco	Citibank Maghreb	Casablanca	20190	Maroclear
Namibia (1)	Standard Bank of South Africa Ltd acting through its agent, Standard Bank Namibia Limited	Windhoek		Bank of Namibia (1)
Netherlands	Citibank International Plc., London Branch	London	E14 5LB	Euroclear Nederland
New Zealand	Citibank, N.A., Auckland Branch	Auckland	1	New Zealand Central Securities Depository (NZCSD)
Nigeria (1)	Citibank Nigeria Limited	Lagos		Central Securities Clearing System (CSCS) (1)
Norway	DNB Bank ASA	Oslo	0021	The Norwegian Central Securities Depository Verdipapirsentralen ASA (VPS)
Oman	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Oman S.A.O.G.	Seeb	PC 111	Muscat Clearing & Depository (MCD)
Pakistan (1)	Citibank, N.A., Karachi Branch	Karachi	74200	State Bank of Pakistan (SBP) (1)	Central Depository Company of Pakistan Ltd. (CDC) (1)
Palestine (1)	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Ramallah		National Depository and Clearing Company (NDCC) (1)
Panama	Citibank, N.A., Panama Branch	Panama City		LatinClear
Peru	Citibank del Peru S.A.	Lima	27	CAVALI S.A. ICLV
Philippines	Citibank, N.A., Manila Branch	Makati, Metro	1200	Philippine Depository Trust Corporation (PDTC)	Registry of Scripless Securities (RoSS)
Poland	Bank Handlowy w Warszawie S.A.	Warsaw	55	National Depository for Securities (NDS)	Registrar of Securities at the National Bank of Poland (NBP)
Portugal	Citibank International Plc., Lisbon Branch	Lisboa	1269-056	Interbolsa
Qatar	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Doha		The Central Registry Department (CDR)
Romania (1)	Citibank Europe plc, Dublin - Romania Branch	Bucharest	712042	Central Depository SA (Depozitarul Central), CSD	SaFIR (1)
Russia	ZAO Citibank	Moscow	125047	The National Securities Depository (NSD)	Depository Clearing Company (DCC)
Saudi Arabia (3)	Hong Kong & Shanghai Banking Coporation Ltd acting through its agent, HSBC Saudi Arabia Ltd.	Riyadh	11413	Tadawul (3)	Saudi Arabian Monetary Agency (SAMA) (3)
Serbia (1)	UniCredit Bank Srbija a.d.	Belgrade	11000	The Central Depository and Clearing House (1)
Singapore	Citibank, N.A., Singapore Branch	Singapore	39190	Central Depository Pte. Ltd. (CDP)	Monetary Authority of Singapore (MAS)
Slovak Republic(1)	Citibank Europe plc, pobocka zahranicnej banky	Bratislava	825 01	Centrálny depozitár cenn/ch papierov (CSD) (1)
Slovenia	UniCredit Banka Slovenija d.d.. Ljubljana.	Ljubljana	1000	KDD - Centralna klirinsko depotna družba, delniska družba
South Africa	Citibank, N.A., South Africa Branch	Johannesburg	2000	Share Transactions Totally Electronic (STRATE)
Spain	Citibank International Plc., Madrid Branch	Madrid	28006,	Iberclear
Sri Lanka	Citibank, N.A., Colombo Branch	Colombo	7	Central Depository Systems Private Limited (CDS)	LankaSecure
Sweden	Citibank International Plc., Sweden Branch	Stockholm	SE-111 84	Euroclear Sweden AB
Switzerland	Citibank, N.A., London Branch	London	E14 5LB	SIX SIS AG (SIS)
Taiwan	Citibank Taiwan Limited	Taipei	110	Taiwan Depository Clearing Corporation (TDCC)	Central Government Securities System (CGSS)
Thailand	Citibank, N.A., Bangkok Branch	Bangkok	10110	Thailand Securities Depository Co. Ltd. (TSD)	Bank of Thailand
Tunisia	Banque International Arabe de Tunisie (BIAT)	Bourguida	1000	STICODEVAM
Turkey	Citibank, A.S.	Istanbul	80280	Central Bank of Turkey (CBT)	Central Registry Agency (CRA)
UAE - Abu Dhabi	Citibank, N.A., UAE	Dubai		Edarat Al Maqassa wal Ida'a wa al Tasweya Clearing, Settlement, Depository and Registry Department (CSD)
UAE - DFX	Citibank, N.A., UAE	Dubai		Al Ida'a wa Al Taqas wa al Taweya The Clearing & Depository System (CDS)
UAE - NASDAQ	Citibank, N.A., UAE	Dubai		ClearingDepository System (CSD)
Uganda (1)	Standard Chartered Bank of Uganda Limited	Kampala		Securities Central Depository (SCD) (1)	The Bank of Uganda
Ukraine (1)	PJSC "Citibank"	Kyiv	3150	National Depository of Ukraine (NDU) (1)	National Bank of Ukraine (NBU) (1)
United Kingdom	Citibank, N.A., London Branch	London	E14 5LB	Euroclear UK & Ireland
United States	Citibank, N.A., New York	New York	10013
Uruguay	Banco Itau Uruguay S.A.	Montevideo	11000
Venezuela (1)	Citibank, N.A., Caracas Branch	Grande Caracas	1050 D.C.	Caja Venezolana de Valores CA (CVV) (1)	Central Bank - Banco Central de Venezuela (BCV) (1)
Vietnam (1)	Citibank, N.A., Hanoi Branch	Ha Noi	10000	Vietnam Securities Depository (VSD) (1)
Zambia	Standard Chartered Bank of Zambia Plc.	Lusaka		Lusaka Stock Exchange Central Depository Ltd	Bank of Zambia.
Zimbabwe	Barclays Bank of Zimbabwe Limited	Harare		Reserve Bank of Zimbabwe

*Citibank, as global custodian, is a direct member of Euroclear Bank and Clearstream, which are ICSDs and not sub-custodians

(1) Depositories continue to exhibit above average risk conditions in one or more evaluation factors. Investors are left relatively unprotected. The likelihood of depository performance issues is uncomfortably high; mechanisms to contain their effects may also be inadequate.

(2) Depositories have been found to exhibit above average risk conditions in one or more evaluation factors since our last quarterly assessment. Investors are left relatively unprotected. The likelihood of depository performance issues is uncomfortably high; mechanisms to contain their effects may also be inadequate

(3) Material portions of the data required to complete a Rule 17f-7 evaluation have not been provided by local authorities despite repeated requests. This lack of data includes the CSD's test plans and results ensuring its functional continuity in case of an operational outage, as well as the standard AGC survey response.

Each of the Investment Companies Listed on

Appendix A" Attached Hereto,on Behalf of

Each of Their Respective Portfolios

By:/s/Joseph Zambello

Name: Joseph Zambello

Title: Deputy Treasurer

Citibank, N.A.

By: /s/Marc Fryburg

Name: Marc Fryburg

Title: Vice President